                                                                 Exhibit 10.10.3


                               CALPINE CORPORATION

                   SENIOR VICE PRESIDENT EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") has been entered into, effective as of August 1, 1996, between CALPINE CORPORATION, a California corporation (the "Company"), and Lynn A. Kerby ("Executive") to provide for the employment of Executive on the terms and conditions set forth herein.

         WHEREAS, Executive has served as Senior Vice President of the Company since April, 1993; and

         WHEREAS, the Company wishes to assure itself of the continued employment efforts of Executive for the period provided in this Agreement, and Executive is willing to continue to serve in the employ of the Company on a full-time basis for said period upon the terms and conditions hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, intending to be legally bound, the Company and Executive agree as follows:

         1. Employment. The Company hereby employs Executive, and Executive hereby accepts such employment by the Company, upon the terms and conditions herein provided.

         2. Term of Employment. Executive's employment with the Company pursuant to this Agreement shall commence on August 1, 1996 and shall continue through July 31, 1999, unless such employment is sooner terminated or subsequently extended as hereinafter provided. Unless earlier terminated, this Agreement shall automatically continue in effect for two (2) additional successive calendar year periods after July 31, 1999, unless either the Company or Executive elects to terminate this Agreement as of the start of any subsequent calendar year by providing not less than one hundred eighty (180) days prior written notice to the other party. The Company and Executive may agree to extend the Employment Period beyond such two (2) additional calendar year periods upon the terms and conditions of this Agreement or upon other terms, but neither the Company nor Executive is under any obligation to do so. The period during which this Agreement continues in effect shall constitute the "Employment Period".

         3. Positions and Responsibilities.

            (a) Position. During the Employment Period, Executive shall serve as the Company's Senior Vice President ("SVP") and shall be responsible for leading the Company's operations and maintenance affairs, reporting to the President and Chief Executive Officer ("CEO") of the Company.

            (b) Duties. During the Employment Period, and subject to the control of the CEO, Executive shall have general executive powers and active management and supervision over the operations and maintenance affairs of the Company and shall perform such other executive and/or administrative duties consistent with the office of SVP as from time to time may be assigned to Executive by the CEO, but subject to the conditions in this Agreement. Executive shall devote substantially Executive's full business time and attention to, and exert Executive's

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best efforts in, the performance of Executive's duties hereunder, so as to promote the business of the Company. Executive's principal place of business shall be at the Company's corporate offices in San Jose, California.

         4. Compensation. For all services rendered by Executive pursuant to this Agreement, the Company shall pay Executive, and Executive agrees to accept, the salary, bonuses and other benefits described below in this Section 4.

            (a) Salary. The Company shall pay Executive an annual base salary ("Base Salary") as determined by the CEO in accordance with this Section 4, payable at periodic intervals in accordance with the Company's payroll practices for salaried employees. Executive's Base Salary as of the effective date hereof is two hundred ten thousand dollars ($210,000) per annum. In accordance with
Section 4(c) hereof, the amount of the Base Salary shall be reviewed by the CEO on at least an annual basis, and any increases will be effective as of the date determined appropriate by the CEO. Executive's Base Salary may be increased for any reason, including to reflect inflation or such other adjustments as the CEO may deem appropriate; provided, however, that Executive's Base Salary, as currently in effect as stated above or as so increased, may not be subsequently decreased, except with the prior written consent of Executive.

            (b) Bonuses. In addition to Base Salary, Executive shall be entitled to receive, for each fiscal year of the Company ending with or within the Employment Period, an annual bonus ("Bonus"), whether pursuant to a formal bonus or incentive plan or program of the Company or otherwise. Subject to this
Section 4(b) and Section 4(c) hereof, such Bonus shall be based on such criteria as are in good faith deemed appropriate by the CEO. Any Bonus earned by Executive for service or performance rendered in any fiscal year within the Employment Period shall be paid to Executive in accordance with the applicable plan or program and the Company's policies governing such matters. For the year ending December 31, 1996 and for all future years hereunder, Executive shall be entitled to participate in and receive a Bonus in accordance with the terms and conditions set forth in the Company's Annual Management Incentive Plan a copy of which is attached hereto as Appendix B; provided, however, that the target bonus for Executive as set forth in the current Annual Management Incentive Plan shall be forty percent (40%). In the event of Executive's death or Disability during the Employment Period, the Company shall pay to Executive or Executive's estate the pro rata portion of the Bonus that Executive would have earned in respect of the portion of the year prior to Executive's death or Disability.

            (c) Annual Compensation Review. Notwithstanding anything herein to the contrary, Executive's compensation, consisting of salary, bonus and stock option grants, shall be reviewed not less than annually by the CEO.

            (d) Life Insurance. During the Employment Period, the Company shall provide to Executive a life insurance policy in accordance with the terms of the current policy maintained by the Company for Executive.

            (e) Health Care. During the Employment Period, Executive shall be eligible to participate in any health insurance programs and medical plans available to officers or employees of the Company.


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            (f) Participation in Benefit and Equity Compensation Plans. During
the Employment Period, Executive shall be eligible to receive all benefits, including those under equity participation and bonus programs, to which key employees are or become eligible under such plans or programs as may be established by the Company. In addition to any other plans or programs established by the Company, Executive shall be entitled to participate in the Company's Stock Option Program and any similar or replacement plan or program (the "Stock Option Program").

            (g) 401(k) Plan Benefits. In addition to the other benefits to which Executive shall be entitled to under this Agreement, Executive shall be entitled to participate in the Company's 401(k) Plan and shall be entitled to receive the full benefit of contributions to be made by the Company for the benefit of Executive under the terms of the 401(k) Plan.

         5. Vacation. During the Employment Period, Executive shall be entitled to vacation of twenty (20) business days in each year, with full salary, and Executive shall accrue paid vacation benefits during the Employment Period in accordance with the Company policy in effect for executive officers.

         6. Indemnification. The Company shall maintain indemnification of Executive pursuant to the provisions of the Company's Articles of Incorporation and Bylaws to the fullest extent of California law and all other applicable law, and shall provide Executive with indemnification pursuant to the Company's standard indemnification agreement and any director's and officer's liability insurance policy maintained by the Company.

         7. Benefits Payable Upon Disability or Death.

            (a) Disability Benefits. In the event of the Disability of Executive, the Company shall continue to pay Executive the salary payable to Executive in accordance with Section 4 hereof during the period of Executive's Disability; provided, however, that, in the event that Executive is disabled for a continuous period exceeding six (6) calendar months, the Company may elect at the expiration of this six (6) month period to terminate this Agreement and pay Executive the greater of (i) Executive's available monthly benefits from any existing Company- sponsored long-term disability plan; or (ii) sixty seven percent (67%) of the salary provided in Section 4(a) for the duration of the Employment Period.

            (b) Death Benefits. In the event of Executive's death during Executive's Disability or otherwise during the Employment Period, the Company shall cause payment to be made to Executive's most recently designated beneficiary (which, absent specific designation of a beneficiary for purposes of this provision, shall be Executive's most recently designated beneficiary under the Company's group life insurance program) a sum equal to three (3) times Executive's Base Salary. This obligation of the Company shall be discharged to the extent benefits are actually paid pursuant to the Company's group life insurance program, with the balance of said obligation to be discharged either by a cash payment from the Company, or, if the Company so elects, by supplementary life insurance policies to be obtained and maintained by the Company.

8. Severance Benefits.


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                  (a) Termination of Employment. In the event Executive's
employment terminates for any reason, except as provided in Section 8(b) in connection with a Change of Control, then Executive shall be entitled to receive severance benefits as follows:

                      (i) Voluntary Resignation. If Executive's employment terminates by reason of Executive's voluntary resignation (and such termination is not an Involuntary Termination or a termination for Cause), then Executive shall not be entitled to receive severance or other benefits except for those (if any) to which Executive may be entitled under this Agreement or any separate agreement with the Company or as may then be established under the Company's then existing severance and benefit plans and policies at the time of such termination.

                      (ii) Involuntary Termination Other Than For Cause. If Executive's employment is terminated as a result of an Involuntary Termination other than for Cause, then the following severance benefits shall be paid or otherwise provided to Executive: (A) the Company shall pay to Executive in the form of a lump sum payment, in cash, a severance payment equal to the lesser of
(I) three (3) times Executive's Current Compensation or (II) Executive's Current Compensation multiplied by the sum of (x) the number of years (or any portion thereof, calculated on a daily basis) remaining under this Agreement had Executive's employment not been terminated, plus (y) an additional one-half year, which shall be paid to Executive within ten (10) days after the date of termination; (B) until the earlier of (I) the date this Agreement would otherwise have terminated had Executive's employment not been terminated (the "Remaining Term") or (II) the expiration of the three (3) year period measured from the date of Executive's termination of employment, the Company shall at its sole cost and expense provide Executive (and Executive's eligible dependents, if any) with life, disability, accident and group health insurance benefits substantially similar to those benefits that Executive (and Executive's dependents) were receiving immediately prior to Executive's termination of employment; provided, however, that the benefits otherwise receivable by Executive pursuant to this Section 8(a)(ii)(B) shall be reduced to the extent comparable benefits are concurrently received by Executive (or Executive's dependents) pursuant to a similar plan or program of another employer, and any such other benefits actually received by Executive (or Executive's dependents) must be reported to the Company; and provided further, however, that the health care coverage provided by the Company pursuant to this Section 8(a)(ii)(B) shall be in lieu of any other continued health care coverage to which Executive or Executive's dependents would otherwise, at Executive's own expense, be entitled in accordance with the requirements of Internal Revenue Code of 1986, as amended ("Code"), Section 4980B ("COBRA"), by reason of Executive's termination of employment; (C) all stock options, warrants, rights and other Company stock-related awards granted to Executive by the Company that would otherwise have vested or become exercisable at any time in the future shall become fully vested and nonforfeitable upon the date of Executive's termination of employment, the Company's repurchase rights, if any, with respect to those vested shares shall immediately lapse, and each such stock option, to the extent vested, shall remain exercisable for the vested option shares until the expiration or sooner termination of the option term in accordance with the provisions of the agreement evidencing such option; and (D) the Company shall pay or reimburse Executive for any and all expenses incurred by Executive for outplacement services selected by Executive until the earlier of (I) the first anniversary of the date of termination of employment or (II) the date on which Executive commences employment with another employer.

                      (iii) Termination for Cause. If Executive's employment is terminated for Cause, then Executive shall not be entitled to receive any severance payments or other

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severance benefits under this Section 8. Executive's benefits will be continued
under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination.

                  (b) Termination As a Result of a Change of Control. If Executive's employment with the Company is terminated as a result of a Change of Control (Change of Control for the purpose of Sections 8(b)(i)(ii) excludes an Initial Public Offering), then Executive shall be entitled to receive severance benefits as follows:

                      (i) Voluntary Resignation. If as a result of a Change of Control, material detrimental changes are made to Executive's position within twelve (12) months of the Change of Control and, or, Executive's position is relocated to a place more than sixty (60) miles from the Company's present office within six (6) months of the Change of Control, and as a result of these changes Executive's employment terminates by reason of voluntary resignation (and such termination is not an Involuntary Termination or a Termination for Cause), then the following severance benefits shall be paid or otherwise provided to Executive: (A) the Company shall pay to Executive in the form of a lump sum payment, in cash, a severance payment equal to the lesser of (I) two
(2) times Executive's Current Compensation or (II) Executive's Current Compensation multiplied by the sum of (x) the number of years (or any portion thereof, calculated on a daily basis) remaining under this Agreement had Executive's employment not been terminated, plus (y) an additional one-half year, which shall be paid to Executive within ten (10) days after the date of termination; (B) until the earlier of (I) the date this Agreement would otherwise have terminated had Executive's employment not been terminated (the "Remaining Term") or (II) the expiration of the three (3) year period measured from the date of Executive's termination of employment, the Company shall at its sole cost and expense provide Executive (and Executive's eligible dependents, if any) with life, disability, accident and group health insurance benefits substantially similar to those benefits that Executive (and Executive's dependents) were receiving immediately prior to Executive's termination of employment; provided, however, that the benefits otherwise receivable by Executive pursuant to this subsection 8(b)(i)(B) shall be reduced to the extent comparable benefits are concurrently received by Executive (or Executive's dependents) pursuant to a similar plan or program of another employer, and any such other benefits actually received by Executive (or Executive's dependents) must be reported to the Company; and provided further, however, that the health care coverage provided by the Company pursuant to this Section 8(b)(i)(B) shall be in lieu of any other continued health care coverage to which Executive or Executive's dependents would otherwise, at Executive's own expense, be entitled in accordance with the requirements of COBRA by reason of Executive's termination of employment; and (C) all stock options, warrants, rights and other Company stock-related awards granted to Executive by the Company that would otherwise have vested or become exercisable at any time in the future shall become fully vested and nonforfeitable upon the date of Executive's termination of employment, the Company's repurchase rights, if any, with respect to those vested shares shall immediately lapse, and each such stock option, to the extent vested, shall remain exercisable for the vested option shares until the expiration or sooner termination of the option term in accordance with the provisions of the agreement evidencing such option.

                      (ii) Involuntary Termination Other Than For Cause. If as a result of a Change of Control and within twelve (12) months of a Change of Control Executive's employment is terminated as a result of an Involuntary Termination other than for Cause, then the Company

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shall pay or otherwise provide to Executive the severance benefits described in
Section 8(a)(ii) hereof.

                      (iii) Termination for Cause. If Executive's employment is terminated for Cause, then Executive shall not be entitled to receive any severance payments or other severance benefits under this Section 8. Executive's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination.

            (c) Benefit Reduction. Should any of Executive's severance benefits under this Section 8 (including any lump sum severance payment and any accelerated vesting of outstanding options or shares of stock) be deemed to be parachute payments under Code Section 280G, then, first, the dollar amount of any severance payment and, secondly, the accelerated vesting of any options or shares of stock, will be reduced to the extent (and only to the extent) necessary to provide Executive with the maximum after-tax benefit available, after taking into account any parachute excise tax which might otherwise be payable by Executive under Code Section 4999 and any analogous State income tax provision.

         9. Noncompetition and Confidential Information. While employed by the Company, Executive will not directly or indirectly manage, operate, participate in, be employed by, perform consulting services for, or otherwise be connected in any manner with, any firm, person, corporation, or enterprise which would be competitive with the business of the Company. Executive will not at any time disclose to others any confidential information relating to the Company or to the business of the Company and confirms that such information constitutes the exclusive property of the Company. The foregoing shall not preclude Executive's investment in any such firm, corporation or enterprise provided that at any one time Executive and members of Executive's immediate family do not own more than one percent (1%) of any voting securities of any such entity.

         10. Consulting. Executive and the Company may, but are not required to, enter into an agreement pursuant to which Executive will provide consulting services to the Company after the date of Executive's retirement or termination. Any consulting fees paid to Executive will be in addition to any retirement or severance payments.

         11. Failure to Comply. If, for any reason other than Executive's death, Disability or Involuntary Termination, Executive shall cease to render services as required by this Agreement without the written consent of the Company, or if Executive shall breach the provisions of Section 9 hereof, then, except as provided in Section 8 hereof, Executive will thereby relinquish all rights to any benefits hereunder, including future salary payments and death benefits, and the Company shall reserve whatever rights, if any, it may have against Executive under this Agreement or otherwise.

         12. Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) or to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and shall perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of Executive's rights hereunder shall inure to the benefit of, and

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be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         13. Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to Executive shall be addressed to Executive at the home address from which Executive most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notice shall be directed to the attention of its Secretary.

         14. Miscellaneous Provisions.

            (a) Definition of Terms. The capitalized terms in this Agreement shall have the meanings set forth in this Agreement or in Appendix A hereto.

            (b) No Duty to Mitigate. Executive shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by earnings that Executive may receive from any other source.

            (c) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer or representative of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision of another time.

            (d) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

            (e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

            (f) Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity of unenforceability without invalidating or rendering unenforceable the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable, and a suitable and equitable term or provision shall be substituted therefor to carry out, insofar as may be valid and enforceable, the intent and purpose of the invalid or unenforceable term or provision.

            (g) Arbitration. Any dispute or controversy arising under or in connection with this Agreement may be settled by arbitration in the County of San Francisco, California, in accordance with the rules of the American Arbitration Association then in effect. Such arbitration

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proceedings shall be nonbinding and any claim with respect to this Agreement, whether or not previously the subject of an arbitration proceeding, may be brought in any court of competent jurisdiction.

            (h) Employment Taxes. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

            (i) Assignment by Company. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company; provided, however, that if there is any such assignment, the Company will guarantee all payments and the performance of all obligations under this Agreement. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation or other entity that actually employs Executive.

            (j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

         15. Prior Agreements. This Agreement replaces any other agreements between the Company and the Executive.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement this day and year first above written.


CALPINE CORPORATION:                        EXECUTIVE:

By: /s/ PETER CARTWRIGHT                    By: /s/ LYNN A. KERBY
    -------------------------------             --------------------------------
    Peter Cartwright, President and             Lynn A. Kerby
    Chief Executive Officer                     Senior Vice President



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                                   APPENDIX A

                                   DEFINITIONS


                  Cause. "Cause" shall mean (i) material breach of any material terms of this Agreement, (ii) conviction of a felony, (iii) repeated unexplained or unjustified absence, (iv) willful breach of fiduciary duty under this Agreement or (v) gross negligence or willful misconduct where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries.

                  Change of Control. "Change of Control" shall mean the occurrence of any of the following events:

                         (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Company's current stockholder or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the Company's stockholders in substantially the same proportions as their ownership of the Company's stock, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total combined voting power of the Company's then outstanding securities; or

                        (ii) the majority of the members of the Board ceases to be comprised of individuals who are Continuing Members; for such purpose, a "Continuing Member" shall mean an individual who is a member of the Board on the date of this Agreement and any successor of a Continuing Member who is elected to the Board or nominated for such election by action of a majority of Continuing Members then serving on the Board; or

                       (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                  Current Compensation. "Current Compensation" shall mean (i) an amount equal to the greater of (A) Executive's highest annual base salary for the year preceding the year in which a termination of employment occurs, (B) Executive's annual base salary at any time during the year in which a termination of employment occurs or (C) Executive's annual base salary on the date of termination of employment, plus (ii) an amount equal to the greater of the bonus payments Executive received in the preceding calendar year or the target bonus payment for the year in which a termination of employment occurs.


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         Disability. "Disability" shall mean the inability of Executive to perform all the material duties of Executive's position as determined by an independent physician selected with the approval of the Company and Executive.

                  Involuntary Termination. "Involuntary Termination" shall mean termination by the Company of Executive's employment for any reason other than for Cause, and shall include Executive's voluntary resignation following (i) the material breach by the Company of one or more of its obligations under this Agreement which are not otherwise corrected within ten (10) days following Executive's written notice to the Company of such breach, or (ii) the occurrence of any of the following events without Executive's express prior written consent: (A) a change in Executive's position with the Company which materially reduces Executive's level of responsibilities, (B) a reduction in Executive's level of compensation (including base salary, benefits and any non-discretionary and objective-standard incentive payment or bonus award), (C) a relocation of Executive's place of employment by more than twenty (20) miles from Executive's current place of employment, (D) the assignment of additional material job responsibilities or a reduction in job responsibilities inconsistent with Executive's position with the Company and Executive's prior responsibilities, or
(E) in the event Executive is no longer the Company's Senior Vice President reporting to the CEO.

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                                   APPENDIX B

                               CALPINE CORPORATION

                                ANNUAL MANAGEMENT
                                 INCENTIVE PLAN

I.       Purpose

         The purpose of the Calpine Corporation (the "Company") Annual Management Incentive Plan ("the Plan") is to assist the Company in attracting and retaining the desired management talent, building team effort, recognizing achievement of predetermined business objectives and providing increased performance motivation through established bonus opportunities associated with achieving or exceeding these objectives.

II.      Participation

         All full time regular non-operations and maintenance hourly employees of the Company are eligible to participate in the Plan.

III.     Administration

         The Plan shall be administered by the President of the Company. The President shall have broad authority to interpret the Plan, subject to the following decisions reserved for the Board of Directors of the Company (the "Board"):

         1. The approval of the funding formula discussed in Section IV of this document.

         2. The approval of the amount of aggregate incentive payments made under the Plan in any one year.

         3. Interpretation of the Plan on any matters in which the President is not a disinterested party.

         Any decisions of the President in the interpretation of the Plan may be appealed in writing to the Board. However, all participants agree that any decision of the majority of the Board is final and binding on all parties.

IV.      Funding

         The building block for establishing the bonus funding is target bonuses. A target bonus amount will be communicated to each participant when first hired, expressed as a percentage of his/her base salary. The target bonus amount is that which the Company will be willing to pay if the participant and the Company achieve planned performance objectives.

         The target bonus pool for each bonus year will be equal to the base salaries of all eligible employees times the target bonus percentage established in Section V of this document for each employee level.

         The target performance for the Company will be established by the Board or a committee thereof in December of the year preceding the bonus year. The target performance will consist of two elements:

Annual Management
Incentive Plan
Page 2


                  -        Target profits before taxes for the bonus year, and

                  - Other targets including new business booked and such other non-objective targets as the Board may establish.

         The maximum bonus pool will be:

                                       Actual Performance Before Taxes
                                       -------------------------------
                  Target Bonus Pool x  Target Performance Before Taxes
                                       (Up to a maximum of 2X target bonus pool)


         The bonus pool will be:

                                       Actual Performance
                                       ------------------
                  Maximum Bonus Pool x Target Performance

         The actual performance will be determined by the Board in the first quarter after the end of the bonus year based on its judgment of the overall achievement of the Company in meeting/exceeding the target performance. The Board's judgment will be final.


V.       Allocation

         The allocation of the bonus pool to individual participants is based on three factors.

         1.       The individual's target bonus amount.

         2.       The level of funding of the pool, as described above.

         3.       A measure of individual performance.

         A portion of each participant's bonus will be paid at the same level as the funding level. For example, if the funding level is 125 percent of target, a designated portion of each participant's bonus will be paid at 125 percent of target bonus amount. For the President, 100 percent of the target bonus amount will be paid at the same level as the funding level. The balance of each participant's bonus will be based on achievement of individual objectives. The levels of target bonuses and the allocation of the bonus fund for each level is as follows:

                       INDIVIDUAL BONUS ALLOCATION FORMULA

                                              TARGET                COMPANY                 INDIVIDUAL
CLASSIFICATION                                 BONUS              PERFORMANCE               PERFORMANCE
- -------------------------------------------------------------------------------------------------------
President                                       75%                  100%                       0%

Annual Management
Incentive Plan
Page 3


Sr. Management

     Sr. VP - Bus. Mgmt.                        40%                   50%                       50%
     Sr. VP - Operations                        40%                   50%                       50%
     VP - Bus. Development                      30%                   50%                       50%
     VP - Finance                               30%                   50%                       50%
     VP - Asset Management                      30%                   50%                       50%

Management                                      20%                   50%                       50%

Professional                                    15%                   50%                       50%

Administrative/Technical                        10%                   50%                       50%

Clerical                                        5%                    50%                       50%

VII.     Employment Rights

         The selection of an employee of the Company as a participant will in no way enhance the employee's right to continued employment with Calpine nor limit the Company in its right to terminate or otherwise change the employment relationship with the employee.

VIII.    Governing Law

         The Plan shall be administered in accordance with California law, unless a superseding Federal law is applicable.